                              Amended Schedule A
                                    to the
                        Investment Advisory Agreement
                      between Pacific Capital Funds and
                         Hawaiian Trust Company, Ltd.

          Name of Fund                             Compensation(1)
          ------------                             ---------------

Short Intermediate U.S. Treasury        Annual rate of fifty one-hundredths
Securities Fund and Tax-Free Short      of one percent (0.50%) of the
Intermediate Securities Fund            average daily net assets of each
                                        such Fund.

Diversified Fixed Income Fund, U.S.     Annual rate of sixty one-hundredths
Treasury Securities Fund and            of one percent (0.60%) of the
Tax-Free Securities Fund                average daily net assets of each
                                        such Fund.

Growth Stock Fund, Balanced Fund        Annual rate of eighty
and Income Stock Fund                   one-hundredths of one percent
                                        (0.80%) of the average daily net
                                        assets of each such Fund.

Pacific Region Fund                     Annual rate of ninety
                                        one-hundredths of one percent
                                        (0.90%) of the average daily net
                                        assets of the Fund.


                                    PACIFIC CAPITAL FUNDS

                                            By:_______________________________

                                            Name:_____________________________

                                            Title:____________________________


                                    HAWAIIAN TRUST COMPANY, LTD.

                                            By:_______________________________

                                            Name:_____________________________

                                            Title:____________________________


Dated:________________

----------
(1)   All fees are computed daily and paid monthly.


                                     A-1

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                                   ADDENDUM

            ADDENDUM, dated ___________, 1994, to Investment Advisory Agreement dated October 29, 1993 between Pacific Capital Funds, a Massachusetts business trust (the "Trust"), and Hawaiian Trust Company, Ltd., a state-chartered trust company having its principal place of business in Honolulu, Hawaii (the "Investment Adviser").

            Sections 3 of the Investment Advisory Agreement is hereby supplemented with respect to the New Asia Growth Fund series of the Trust by adding the following paragraph after subsection (f) thereof:

            In carrying out its responsibilities as described in this Section 3, the Investment Adviser may, without limitation, subject to the requirements of
Section 15 of the 1940 Act (including the requirements of Trustee and shareholder approval), retain one or more sub-advisers to manage the portfolio of a Fund, at the Investment Adviser's own cost and expense. Any such sub-adviser shall have full investment discretion, including the discretion to select broker-dealers, and shall make all determinations with respect to investment of the portion of the Fund's assets assigned to it, subject to overall supervision by the Investment Adviser.


                                          PACIFIC CAPITAL FUNDS

                                          By:_______________________________
                                          Name:_____________________________
                                          Title:____________________________

                                          HAWAIIAN TRUST COMPANY, LTD.

                                          By:_______________________________
                                          Name:_____________________________
                                          Title:____________________________


                                     A-2